EXHIBIT 10.117.1

                           LOAN AND SECURITY AGREEMENT


                           DATED AS OF APRIL 21, 1997


                                  BY AND AMONG


                         UNISON HEALTHCARE CORPORATION,

                                  AS BORROWER,

                                       AND

                        ELK MEADOWS INVESTMENTS, L.L.C.,

                                       AND

                       BRITWILL INVESTMENTS COMPANY, LTD.,

                             COLLECTIVELY, AS LENDER
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                                TABLE OF CONTENTS

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                                                                           Page
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      ARTICLE I   DEFINITIONS..............................................  1
            1.1   Certain Defined Terms....................................  1
            1.2   Other Terms..............................................  9
            1.3   Interpretation...........................................  9
            1.4   Rounding.................................................  9

      ARTICLE II  LOAN TERMS...............................................  9
            2.1   Single Advance...........................................  9
            2.2   Note.....................................................  9
            2.3   Analysis of Collateral Value; Mandatory Loan Reductions..  9
            2.4   Loan Records.............................................  9
            2.5   Interest................................................. 10
            2.6   Fees..................................................... 10
            2.7   Collections on Receivables............................... 10

      ARTICLE III [Reserved]............................................... 11

      ARTICLE IV    REPRESENTATIONS AND WARRANTIES......................... 11
            4.1   Representations and Warranties of the Borrower........... 11

      ARTICLE V   GENERAL COVENANTS OF THE BORROWER........................ 11
            5.1   Affirmative Covenants of the Borrower.................... 11
            5.2   Reporting Requirements of the Borrower................... 12
            5.3   Negative Covenants of the Borrower....................... 13

      ARTICLE VI    [Reserved]............................................. 14

      ARTICLE VII   [Reserved]............................................. 14

      ARTICLE VIII  GRANT OF SECURITY INTERESTS............................ 14
            8.1   Borrower's Grant of Security Interest.................... 14
            8.2   Additional Collateral.................................... 15
            8.3   Delivery of Collateral................................... 15
            8.4   Borrower Remains Liable.................................. 15
            8.5   Covenants of the Borrower Regarding the Collateral....... 15
            8.6   All Obligations Secured.................................. 17

      ARTICLE IX    EVENTS OF DEFAULT...................................... 18
            9.1   Events of Default........................................ 18

      ARTICLE X     REMEDIES............................................... 19
            10.1  Actions Upon Event of Default............................ 19
            10.2  Receipt of Payments in Trust............................. 20
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            10.3  Application of Proceeds.................................. 20
            10.4  Exercise of Remedies..................................... 20
            10.5  Severability of Remedies................................. 21
            10.6  Waiver of Appraisement................................... 21
            10.7  Power of Attorney........................................ 21
            10.8  Additional Rights Regarding Pledged Stock................ 21

      ARTICLE XI    [Reserved]............................................. 22

      ARTICLE XII   INDEMNIFICATION........................................ 22
            12.1  Indemnities by the Borrower.............................. 22

      ARTICLE XIII  MISCELLANEOUS.......................................... 23
            13.1  Notices, Etc............................................. 23
            13.2  Binding Effect; Assignability; Limits on Assignability... 23
            13.3  Costs, Expenses and Taxes................................ 23
            13.4  [Reserved]............................................... 24
            13.5  Amendments; Waivers; Consents............................ 24
            13.6  GOVERNING LAW; CONSENT TO JURISDICTION: WAIVER OF
                  JURY TRIAL............................................... 24
            13.7  Execution in Counterparts; Facsimile Signatures;
                  Severability............................................. 25
            13.8  Descriptive Headings..................................... 25

EXHIBITS

      A.    Collateral Value Certificate

SCHEDULES

      1.    Representations and Warranties


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      This LOAN AND SECURITY AGREEMENT, dated as of April 21, 1997 (this
"Agreement"), is by and among UNISON HEALTHCARE CORPORATION, a Delaware corporation (the "Borrower"), and ELK MEADOWS INVESTMENTS, L.L.C. and BRITWILL INVESTMENTS COMPANY, LTD. (the "Lender").

                              W I T N E S S E T H:

      WHEREAS, the Borrower desires to obtain a loan from the Lender secured by certain accounts receivable owned by it and purchased pursuant to the Receivables Assignment Agreement;

      WHEREAS, in order to secure the advances made to the Borrower by the Lender, the Borrower intends to grant to the Lender and its assigns a security interest in such receivables and other collateral owned by the Borrower.

      NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Certain Defined Terms. In addition to the items defined in the first paragraph above, as used herein, the following terms shall have the following meanings:

            "Adverse Claim" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement;

            "Affiliate" means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

            "Authorized Officer" means, with respect to any corporation, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Operating Officer, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents in connection with this Agreement.

            "Billed Amount" means, with respect to any Receivable, the net amount billed on the Billing Date to the related Obligor with respect thereto.

            "Billing Date" means the date on which the invoice or claim with respect to a

      Receivable was generated by the related Facility Owner, which date, subject to approval by the Lender, at the Lender's sole discretion, shall be within a reasonable time after the date of the related service.

            "Borrower Assigned Agreements" has the meaning specified in Section 8.1(b).

            "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks generally are required, or authorized to close in Phoenix, Arizona.

            "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense established by 10 USC Sections 1071 et seq.

            "Change in Control" means, with respect to a Person, the time when
      (i) any Person or "group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended), either directly or indirectly, of outstanding shares of Stock of another Person having more than fifty percent (50%) of the voting power for the election of directors of such Person under ordinary circumstances or (ii) more than fifty percent (50%) of the members of such Person's board of directors shall have been replaced by new directors not nominated for membership on the board by a majority of directors who were directors on the Closing Date.

            "Closing Date" means April 21, 1997.

            "Closing Fee" means a non-refundable fee equal to $29,500 (1% of the Maximum Loan Amount as of the Closing Date).

            "Collateral" means all of the collateral pledged by the Borrower in Sections 8.1 and 8.2.

            "Collateral Value" means, as of the date of its computation, an amount equal to the aggregate Outstanding Balance of Transferred Receivables that are Eligible Receivables.

            "Collateral Value Certificate" means an Officer's Certificate in the form of Exhibit A, computing for any Business Day the Collateral Value and the maximum outstanding principal balance of the Loan.

            "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

            "Contract" means an agreement (or agreements, including an invoice or invoices,


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      or claim or claims) pursuant to, or under which, an Obligor shall be obligated to pay for provision of services (and any services or sales ancillary thereto) rendered to clients of the Facilities, from time to time.

            "Daily Interest" means for any day the product of (a) the Interest Rate times (b) the outstanding principal balance of the Loan at the end of such day.

            "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

            "Default Rate" means a per annum rate equal to 2.5% plus the otherwise applicable Interest Rate.

            "Eligible Receivable" means, at any time, unless otherwise agreed to by the Lender, a Receivable:

                  (a) which is a liability of (i) a commercial insurance company acceptable to the Lender, organized under the laws of any jurisdiction in the United States, having its principal office in the United States, (ii) Medicare, Medicaid, or CHAMPUS, or (iii) a HMO or PPO or any other type of Obligor not included in the categories of Obligors listed in the foregoing clauses (i) and (ii), organized under the laws of any jurisdiction in the United States, having its principal office in the United States, and (iv) any other receivables from time to time deemed acceptable by the Lender;


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                  (b) the Obligor of which is not an Affiliate of any of the parties hereto;

                  (c) as to which the representations and warranties of Sections
            4.1 are true in all respects at the time of presentation of any Collateral Value Certificate;

                  (d) which is not a Receivable aged more than 120 days from the date of the related service; and

                  (e) which complies with such other criteria and requirements
            (other than those relating to the collectibility of such Receivables) as the Lender may from time to time specify to the Borrower following five Business Days' notice.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

            "Event of Default" has the meaning specified in Section 9.1.

            "Facilities" means the business facilities managed and operated by the following Affiliates of the Borrower: Quest Pharmacies, Inc., Safford Card, Inc., RehabWest, Inc., Cornerstone Care, Inc., Arkansas, Inc., Douglas Manor, Inc., Memphis Clinical Laboratory, Inc., Decatur Sports Fit & Wellness Center, Inc., Therapy Health Systems, Inc., Henderson & Associates Rehabilitation, Inc., Sunbelt Therapy Management Services, Inc., Ampro Medical Services, Inc., and Gamma Laboratories, Inc.

            "Facility Owner" means each of the Affiliates managing and operating any Facilities, and its respective successors and assigns.

            "Fees" means all fees and expenses incurred by, and not yet paid to, the Lender in connection with the transactions contemplated by this Agreement, including, without limitation, the Closing Fee, all legal fees and expenses, accounting and auditing fees, any servicing fees paid to a successor servicer hereunder, professional consulting fees, fees and expenses associated with government filings, consents, licenses or approvals, and all other fees and expenses payable by the Borrower pursuant to the terms of Section 13.3 hereof.

            "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

            "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

            "Government Receivables" means Transferred Receivables payable by Medicare, Medicaid or CHAMPUS.


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            "HMO" means a health maintenance organization, organized under the laws of any state, that provides or arranges for the provision of basic and supplemental health services to its enrollees in the manner prescribed by, and which otherwise meets the requirements of the Public Health Service Act, 42 U.S.C. Section 300-e (including the regulations under 42 C.F.R. Part 417).

            "Incipient Event" means an event which, upon the giving of notice or the passage of time, or both, would become an Event of Default.

            "Indemnified Amounts" has the meaning specified in Section 12.1.

            "Indemnified Party" has the meaning specified in Section 12.1.

            "Index Rate" means a percentage equal to the Prime Rate of Interest, as published in the "Money Rates" column of the Wall Street Journal, as the same may fluctuate from time to time.

            "Interest," for any period, means the sum of the Daily Interest amounts for each day in such period.

            "Interest Rate" means the Index Rate, plus 2%, as calculated based upon a 365-day year.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Loan" means the indebtedness issued by the Lender pursuant to this Agreement.

            "Loan To Value Ratio" means, as of any date, the ratio derived by dividing the outstanding loan amount by the Collateral Value as of such date.

            "Material Adverse Effect" means, with respect to a Person, (a) a material adverse effect on (a) the business, assets, operations, prospects, or financial or other condition of such Person, the industry within which such Person operates, or any of its Subsidiaries, (b) such Person's ability to pay any Obligations or perform its duties or obligations under this Agreement or any Related Document, in accordance with the terms thereof, (c) the Lender's liens or security interest in the Borrower's Collateral or the priority of any such liens or security interests, or (d) the rights and remedies of Lender under this Agreement and the Related Documents.

            "Maturity Date" means the earliest of (a) August 1, 1997, (b) 30 days after written demand from the Lender to the Borrower, or (c) the date of declaration or automatic occurrence of the Maturity Date pursuant to
      Section 9.1.


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            "Maximum Balance" has the meaning specified in Section 2.3.

            "Maximum Loan Amount" means $2,950,000.

            "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 USC Sections 1396 et seq.) and any statutes succeeding thereto or amendments thereof.

            "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC Sections 1395 et seq.) and any statutes succeeding thereto or amendments thereof.

            "Note" means the $2,950,000 Promissory Note of even date herewith from the Borrower to the Lender.

            "Obligations" means all amounts and performances owed by the Borrower under this Agreement, including repayment of principal, Interest, Fees and indemnities, and all other amounts and performances owing from the Borrower and any Affiliates of the Borrower to the Lender or any Affiliates of the Lender, including without limitation the following:

            (a) Repayment of eight promissory notes maturing on October 31, 1997 (four each currently held in two separate escrow accounts) payable by Borrower to David Kremser or certain of his relatives, with the aggregate principal amount of all eight notes totalling approximately $1,145,967.

            (b) Repayment of Borrower's equity adjustment obligations owing with respect to its acquisition of certain facilities. The obligations total approximately $1,028,188 to Mr. Kremser and $131,626 each to four of Mr. Kremser's family members. Mr. Kremser and Borrower anticipate that the obligations soon will be evidenced by promissory notes from Borrower to Mr. Kremser and certain of his relatives, respectively, for the amounts listed in the preceding sentence.

            (c) Repayment of the obligations owing to Bruce Whitehead, as Agent for the former shareholders of BritWill HealthCare Company, pursuant to a Contingent Payment Agreement, dated as of April 16, 1996, with an effective date of August 10, 1995, and all documents related thereto.

            (d) Repayment of any sums paid by Bruce Whitehead or David Kremser based pursuant to their respective guarantees of certain obligations of the Borrower and/or its Affiliates at any time prior to repayment in full ot items (a) through (c) above.

            "Obligor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.


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            "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, the Secretary or any other duly authorized officer of such Person acceptable to the Lender.

            "Other Costs" has the meaning specified in Section 13.3(a).

            "Outstanding Balance" of any Receivable at any time means an amount (not less than zero) equal to (a) its Billed Amount, minus (b) all Collections received from the Obligor with respect thereto; provided, that if the Lender makes a determination that all Collections from the Obligor with respect to such Receivable have been made, its Outstanding Balance shall be zero.

            "Payment Date" means the first Business Day of a month until the Maturity Date, and on and thereafter every Business Day.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

            "PPO" means a preferred provider organization, consisting of physicians and/or hospitals or other health care facilities that contract with insurance companies, unions, or businesses to provide their health care services at less than the usual or customary fee.

            "Proceeds" means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Collateral.

            "Receivable" means the net amount of (a) an account receivable billed to, or otherwise due from an Obligor arising from the provision of services in the ordinary course of business (services or sales ancillary thereto) by facilities managed and operated by one of the Facility Owners including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

            (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor;

            (c) all contracts, contract rights, general intangibles, guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such receivable;

            (d) all Collections with respect to any of the foregoing;


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            (e) all Records with respect to any of the foregoing;

            (f) all Proceeds of any of the foregoing; and

            (g) all rights, remedies, powers and/or privileges of any Facility Owner with respect to any of the foregoing.

      Provided that Receivables from Quest Pharmacies, Inc. shall include all of the above to the extent they constitute "accounts" as defined in the UCC, but shall exclude all items listed above to the extent, and only to the extent, that they are both (i) not "accounts" as defined in the UCC, and
      (ii) pledged as collateral to Daniel Pugh pursuant to a Security Agreement between him and Quest Pharmacies, Inc.

            "Receivables Assignment Agreement" means each of the Receivables Assignment Agreements dated as of the date hereof between the Borrower and a Facility Owner.

            "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Borrower with respect to Receivables and the related Obligors.

            "Related Documents" means the Note, each Receivables Assignment Agreement and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

            "Required Information" means, with respect to a Receivable, (a) the Obligor, (b) the Obligor's address, (c) the Billed Amount, (d) any discounts, and (e) the Billing Date.

            "Self-Pay Receivable" means a Receivable on which the patient who has received the related medical treatment is the Obligor.

            "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

            "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Transferred Receivable" means any receivable which has been purchased by the


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
      Borrower under the Receivables Assignment Agreement.

            "UCC" means, for any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

      1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of Arizona, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to Arizona time.

      1.3 Interpretation. Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

      1.4 Rounding. For purposes of any calculations referred to in this Agreement (unless otherwise specified), (a) all percentages resulting from such calculations will be rounded up, if necessary, to the nearest one ten-thousandth of a percentage point (e.g., 9.87654% (or .0987654) being rounded up to 9.8766% (or .098766)) and (b) all Dollar amounts used in or resulting from such calculations will be rounded up to the nearest dollar (e.g., $1,057.37 being rounded up to $1,058).


                                   ARTICLE II

                                   LOAN TERMS

      2.1 Single Advance. The Lender hereby agrees, on the terms and subject to the conditions of this Agreement, to make a single advance to the Borrower at the Closing up to, but not exceeding, $2,950,000; provided that under no circumstances shall the amount of the advance result in a Loan to Value Ratio of greater than 60%.

      2.2 Note. The advance made by the Lender hereunder shall be evidenced by the Note.

      2.3 Analysis of Collateral Value; Mandatory Loan Reductions. On the tenth Business Day of each month and as otherwise requested by the Lender, the Borrower shall file a Collateral Value Certificate with the Lender. The maximum balance outstanding on the Loan at any time shall not exceed 60% of the Collateral Value (the "Maximum Balance"). If the actual principal balance at any time exceeds the Maximum Balance, the Borrower must repay the excess amount within 5 Business Days after the submission of the Collateral Value Certificate evidencing the overage.

      2.4 Loan Records. The Lender shall maintain an account on its books to record: (i) all payments relating to the Loan, (ii) all payments of Interest and Fees made by Borrower, and (iii) all other appropriate debits and credits as provided in this Agreement with respect to the


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obligations of the Borrower. All entries in the account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Borrower shall pay all of its obligations as such amounts become due or are declared due -- pursuant to the terms of this Agreement.

      2.5 Interest. (a) Borrower shall pay interest to the Lender, (i) in arrears for the preceding calendar month, on each Payment Date commencing on June 1, 1997, (ii) as accrued on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date, upon demand. If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) Borrower shall be obligated to pay interest to Lender on the outstanding principal balance of the Loan at a floating rate equal to the Interest Rate. All computations of interest shall be made by Lender and on the basis of a 365-day year. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

            (c) Following the occurrence of any Event of Default, at the option of the Lender, the interest rate applicable to the Obligations shall, from the date of the occurrence of such Event of Default and so long as such Event of Default continues, be the Default Rate.

            (d) The Lender is authorized to charge against the Loan an amount equal to the amount of any Obligations from time to time due and payable to Lender. Lender is authorized to, and at its option may, make or cause to be made advances on behalf of Borrower for payment of all Fees, expenses, costs, principal, interest, or other Obligations due and payable by Borrower under this Agreement or any of the Related Documents, even if the making of any such advance causes the Loan to exceed the maximum Loan to Value Ratio. Borrower agrees that the making of any such advance in excess of the Loan to Value Ratio shall constitute an automatic Event of Default, entitling Lender to exercise all rights and remedies available to Lender under this Agreement, the Related Documents or applicable law.

      2.6 Fees. On the Closing Date, the Borrower shall have paid to the Lender the Closing Fee and all other Fees due as of the Closing Date. The Lender may elect to pay the Closing Fee and all other Fees due as of the Closing Date from the proceeds of the initial Advance. On each Payment Date, the Borrower shall have paid to the Lender all Fees due on or before such date.

      2.7 Collections on Receivables. The Borrower, the Parent and the Facility Owners shall have the right to service and collect Receivables in accordance with their normal business practices, and shall arrange to have any Transferred Receivables collected promptly applied to reduce the balance of Loan, as necessary, to ensure that the Loan balance does not exceed the Maximum Balance. Notwithstanding the previous sentence, Lender, at any time in its sole discretion, regardless of whether an Incipient Event or Event of Default exists, shall have the right to demand that a lockbox mechanism be instituted for the collection and application to the Loan of Transferred Receivables. Such mechanism may, at the Lender's election, be structured in substantially the same manner as the lockbox arrangement previously instituted by General Electric Capital Corporation in its financing arrangement with the Borrower, or the lockbox arrangement instituted by HealthPartners Funding, L.P., in its financing arrangement with the Parent. The provisions of this Section 2.7 shall supplement the provisions of Section 8.5(b) regarding the Lenders' rights with respect to the collection of Transferred Receivables. To the extent that Collections are applied to reduce the outstanding balance of the Obligations in the manner contemplated therein, the Lender shall apply such amounts as follows: (a) first, to all accrued and unpaid Fees; (b) second, to all accrued and unpaid Interest on the Loan to such Business Day; (c) third, to all Indemnified Amounts incurred and payable to any Indemnified Party; (d) fourth, to the principal balance of the Loan; and (e) finally, to any other Obligations owed to the Lender hereunder.


                                   ARTICLE III

                                   [Reserved]


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of the Borrower. The Borrower hereby makes each of the representations and warranties attached on Schedule 1 to the Lender as of the Closing Date.


                                    ARTICLE V

                        GENERAL COVENANTS OF THE BORROWER

      5.1 Affirmative Covenants of the Borrower. The Borrower shall, unless the Lender shall otherwise consent in writing:

            (a) comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Transferred Receivables, related Contracts, Collections and Proceeds with respect thereto;

            (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation;

            (c) cooperate fully with all requests of the Lender regarding the information and documents necessary or desirable to allow the Lender to carry out its responsibilities hereunder;

            (d) permit the Lender to make or cause to be made (at the Borrower's expense) inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower, on reasonable notice, at all such reasonable times and as often as required in order to assure that the Borrower is and will be in compliance with its obligations under this Agreement and the Related Documents or to evaluate the Lender's investment in the then outstanding Note;

            (e) pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties; and

            (f) promptly notify the Lender in writing of any litigation, legal proceeding or dispute, whether or not in the ordinary course of business, to which the Borrower is a party or which would have a Material Adverse Effect on the Borrower or its operations, whether or not fully covered by insurance, and regardless of the subject matter thereof.

      5.2 Reporting Requirements of the Borrower. The Borrower shall furnish, or cause to be furnished, to the Lender:

            (a) (i) no less frequently than on the tenth Business Day of each month, commencing with the Closing Date, a Collateral Value Certificate; and
(ii) upon request of the Lender, a monthly trial balance showing Receivables outstanding aged from their respective Billing Dates as follows: (A) O to 30 days, (B) 31 to 60 days, (C) 61 to 90 days, and (D) 91 days or more, in each case in both summary format by Obligor and in detail, and in each case accompanied by such supporting detail and documentation as shall be requested by the Lender in its sole discretion;

            (b) as soon as available, a copy of the annual report for such year for the Borrower and its consolidated Subsidiaries containing audited financial statements for such fiscal year;

            (c) beginning with the second quarter of 1997, as soon as available and in any event within 45 days after the end of each of the quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter, and consolidated and consolidating statements of income and retained earnings, and cash flow, of the Borrower and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, together with a certificate of the chief financial officer or chief accounting officer of the Borrower identifying such documents as being the documents described in this paragraph (c) and stating that the information set forth therein fairly presents the financial condition of the Borrower and its consolidated Subsidiaries as of and for the period then ended in accordance with GAAP, consistently applied, subject to year-end adjustments consisting only of normal, recurring accruals.

            (d) as soon as possible and in any event within five days after the occurrence of an Event of Default, the statement of the chief executive officer of the Borrower setting forth complete details of such Event of Default and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

            (e) within 15 Business Days of receipt, a copy of the letter of the independent public accountants to Borrower's management with respect to their annual audit of the Borrower and management's response thereto;

            (f) promptly, and in any event within 30 days after the end of each fiscal month, a summary financial report of the financial condition and operating results on a monthly and year-to-date basis of the Borrower and its consolidated Subsidiaries in the form of a balance sheet, statements of income and retained earnings, and statements of cash flow; and

            (g) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Receivables, the Contracts, the Collateral or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may, from time to time, reasonably request.

      5.3 Negative Covenants of the Borrower. The Borrower shall not, and shall cause its Subsidiaries not to, without the written consent of the Lender:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of, any of the Collateral;

            (b) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of the Receivables Assignment Agreement, any Related Document or of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto;

            (c) amend its certificate of incorporation, its by-laws or any Related Document; or

            (d) merge with or into, consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (whether in one transaction or in a series of transactions).


                                   ARTICLE VI

                                   [Reserved]


                                   ARTICLE VII

                                   [Reserved]


                                  ARTICLE VIII

                           GRANT OF SECURITY INTERESTS

      8.1 Borrower's Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, the Borrower hereby assigns and pledges to the Lender, and grants to the Lender a security interest in and lien upon, all of the Borrower's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Collateral"):

            (a) all Transferred Receivables, Contracts and Collections and Proceeds;

            (b) the Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Transferred Receivables (the "Borrower Assigned Agreements"), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies under the Borrower Assigned Agreements;

            (c) all additional property that may from time to time hereafter be granted and pledged to the Lender by the Borrower or by anyone on its behalf, including the deposit with the Lender of additional moneys by the Borrower; and

            (d) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Lender or any assignee or agent on behalf of the Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

      8.2 Additional Collateral. The Collateral shall also include the pledge by the Borrower of its stock ownership interests in various Affiliates that are, or control, the Facility Owners. The pledge shall be evidenced by a Stock Pledge Agreement of even date herewith.

      8.3 Delivery of Collateral. All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Lender pursuant to this Agreement, and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, and in form and substance satisfactory to the Lender, and to the extent not constituting an assignment shall be irrevocable powers of attorney coupled with an interest. The Lender shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Collateral. In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

      8.4 Borrower Remains Liable. Notwithstanding anything in this Agreement,
(i) the Borrower shall remain liable under the Transferred Receivables, Contracts, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights under this Agreement shall not release the Borrower or any other party thereto from any of their respective duties or obligations under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral, (iii) the Lender shall not have any obligation or liability under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (iv) the Lender shall not be obligated to perform any of the obligations or duties of the Borrower under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

      8.5 Covenants of the Borrower Regarding the Collateral.

            (a) Offices and Records. The Borrower shall keep its principal place of business and chief executive offices and the office where it keeps its Records at the location specified underneath the line on which its signature appears in this Agreement or, upon 30 days' prior written notice to the Lender, at such other location in a jurisdiction where all action required by Section 8.5(f) shall have been taken with respect to the Collateral. The Borrower will, upon two Business Days notice, permit representatives of the Lender at any time and from time to time during normal business hours, and at such times outside of normal business hours as the Lender shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Borrower utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Borrower's performance under this Agreement with any officer or employee of the Borrower having knowledge of such matters. In connection therewith, the Lender may institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Receivables. The Borrower agrees to render to the Lender such clerical and other assistance as may be reasonably requested with regard to the foregoing.

            (b) Collection of Transferred Receivables. Except as otherwise provided in this Section 8.5(b), the Borrower shall continue to collect or cause to be collected, at its own expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Collateral. In connection with such collections, the Borrower may take (and at the Lender's direction after an Event of Default has occurred and is continuing, shall take) such action as the Borrower or the Lender may deem necessary or advisable to enforce collection of the Transferred Receivables and the Borrower Assigned Agreements; provided, however, that the Lender may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Transferred Receivables or obligors under the Borrower Assigned Agreements of the assignment of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Lender and direct that, except with respect to payments on Government Receivables, payments of all amounts due or to become due to the Borrower thereunder be made directly to, the Lender or any servicer, collection agent or lockbox or other account designated by the Lender and, upon such notification and at the expense of the Borrower, the Lender may enforce collection of any such Transferred Receivables or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof.

            (c) Maintain Records of Transferred Receivables. The Borrower shall, at its own cost and expense, maintain (or cause to be maintained) satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall (i) deliver and turn over (or cause to be delivered and turned over) to the Lender or to its representatives, or at the option of the Lender shall provide the Lender or its representatives with access to, at any time on demand of the Lender, all of the Borrower's facilities, personnel, books and records pertaining to the Collateral, including all Records, and (ii) allow the Lender to occupy the premises of the Borrower where such books, records and Records are maintained, and utilize such premises, the equipment thereon and any authorized personnel of the Borrower that the Lender may wish to employ for such reasonable period of time as is necessary to administer, service and collect the Transferred Receivables.

            (d) Performance of Borrower Assigned Agreements. The Borrower shall
(i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time requested by the Lender, and (ii) upon request of the Lender, make to any other party to the Borrower Assigned Agreements such demands and requests for information and reports or for action as the Borrower is entitled to make under the Borrower Assigned Agreements.

            (e) Notice of Adverse Claim. The Borrower shall advise the Lender promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

            (f) Further Assurances; Financing Statements.

                  (i) The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Lender may request to perfect and protect the assignments and security interests granted or purported to be granted by this Article VIII or to enable the Lender to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Lender may request to protect and preserve the assignments and security interests granted by this Agreement.

                  (ii) The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Lender will promptly send to the Borrower any financing or continuation statements thereto which it files without the signature of the Borrower except, in the case of filings of copies of this Agreement as financing statements, the Lender will promptly send the Borrower the filing or recordation information with respect thereto.

      8.6 All Obligations Secured. Even if the Note is paid in full, the security interests granted herein and in the Pledge Agreement shall continue to secure repayment of any other Obligations, and shall remain in effect until all Obligations have been satisfied.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      9.1 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing, without any notice or opportunity to cure except as set forth in a particular provision below, and with any such notice or opportunity to cure only applying to such provision:

            (a) (i) the Borrower shall default in the payment of any amount owed by it hereunder and such failure shall remain unremedied for two Business Days, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for a period ending five Business Days after written notice thereof shall have been given by the Lender to the Borrower; or

            (b) a default shall have occurred (and any applicable grace period shall have elapsed) and be continuing under any instrument or agreement evidencing, securing or providing for the Obligations or the issuance of Debt of the Borrower and such default shall not have been waived or be the subject of forbearance by the non-defaulting party; or

            (c) the Borrower shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Borrower shall take any corporate action to authorize any of the actions set forth in this subsection; or

            (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $250,000 in the aggregate against the Borrower or any of its Affiliates including any of the Facility Owners, shall remain unpaid, unstayed on appeal, undischarged, unbounded or undismissed for a period of 30 days or more; or

            (e) a judgment or order for the payment of money is rendered against the Borrower in excess of $100,000 and shall remain unpaid, unstayed on appeal, undischarged, unbounded or undismissed for a period of 30 days or more; or

            (f) there is, in the judgment of the Lender, a material breach of any of the representations and warranties of the Borrower set forth in Section 4.1; provided, however, that if such breach is capable of being cured within 30 Business Days of its occurrence, such breach shall not cause an Event of Default to occur until such breach has continued and remained uncured for such 30 Business Day period; or

            (g) any Governmental Authority shall file notice of a lien with regard to any assets of the Borrower; or

            (h) the Lender ceases to hold a first priority, perfected security interest in the Collateral; provided that this shall not be a default so long as the outstanding balance of the Loan does not exceed 60% of the value of the Collateral in which the Lender does hold a first priority, perfected security interest;

then and in any such event, at the election of the Lender, the Maturity Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                    ARTICLE X

                                    REMEDIES

      10.1 Actions Upon Event of Default. If any Event of Default shall have occurred and be continuing and the Lender shall have declared the Maturity Date to have occurred or the Maturity Date shall have been deemed to have occurred pursuant to Section 9.1, then the Lender may exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such right and remedies to be cumulative and nonexclusive) and, in addition, may take the following remedial actions:

            (a) The Lender may solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Lender agrees to give at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower, any Person claiming the Collateral sold through the Borrower, and their respective successors or assigns.

            (b) Upon the completion of any sale under Section 10.1(a), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Lender or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

            (c) At any public sale under Section 10.1(a), the Lender may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser at any sale under Section 10.1(a) shall be entitled, for the purpose of making payment for the property purchased, to use the Note in order that there may be credited thereon the sums payable out of the net proceeds of such sale to any such holder, and thereupon such purchaser shall be credited on account of such purchase price with the portion of such net proceeds that shall be applicable to the payment of, and shall have been credited upon, the Note so used.

            (d) The Lender may exercise at the Borrower's expense any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, any Borrower Assigned Agreement.

      10.2 Receipt of Payments in Trust. In the event of an Event of Default all payments received by the Borrower in connection with the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such party and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).

      10.3 Application of Proceeds. Any cash held by or on behalf of the Lender, whether from Transferred Receivables or otherwise, and any cash proceeds received by the Lender in respect of any sale of, collection from or other realization upon all or any part of the Collateral, shall be applied as set forth in Section 2.7.

      10.4 Exercise of Remedies. No failure or delay on the part of the Lender to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, on the one hand, and the Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

      10.5 Severability of Remedies. The invalidity of any remedy in any jurisdiction shall not invalidate such remedy in any other jurisdiction. The invalidity or unenforceability of the remedies herein provided in any jurisdiction shall not in any way affect the right of the enforcement in such jurisdiction or elsewhere of any of the other remedies herein provided.

      10.6 Waiver of Appraisement. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws to the extent they may prevent, hinder or delay the enforcement or foreclosure of the Agreement, and any and all right to have any of the properties or assets comprising the Collateral marshalled upon any such sale, and agrees that the Lender or any court having jurisdiction to foreclose the security interest granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Lender or such court may determine.

      10.7 Power of Attorney. The Borrower hereby irrevocably appoints the Lender its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article X, including with the following powers; (a) to give any necessary receipt or acquittance for amount collected or received hereunder, (b) to make an necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (c) to execute and deliver for value an necessary or appropriate bills of sale, assignments and other instrumental in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully to hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to this Agreement and any Related Document. Nevertheless, if so requested by the Lender or a purchaser of Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Lender or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

      10.8 Additional Rights Regarding Pledged Stock. In addition to the foregoing provisions, the Lender also shall be entitled to rely upon the terms of the separate Stock Pledge Agreement described in Section 8.2, and to exercise any rights or remedies set forth therein.

                                   ARTICLE XI

                                   [Reserved]

                                   ARTICLE XII

                                 INDEMNIFICATION

      12.1 Indemnities by the Borrower. (a) Without limiting any other rights that the Lender or any director, officer, employee or agent of such party (each an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), which may be imposed on, or incurred by an Indemnified Party in any way arising out of or relating to
(i) any breach of the Borrower's obligations under this Agreement, (ii) the financing or the pledge of the Transferred Receivables, or (iii) any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

            (A) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Borrower pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered;

            (B) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the nonconformity of any Transferred Receivable or its related Contract with any such applicable law, rule or regulation; or

            (C) the failure to vest and maintain vested in the Borrower legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with an Collections and Proceeds in respect thereof free and clear of any Adverse Claim (except as permitted hereunder) whether exiting at the time of the purchase of such Receivable or at any time thereafter, and to maintain or transfer to the Lender a first priority, perfected security interest therein.

            (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.1 not paid in accordance with Article VI, to the extent that funds are available therefor in accordance with the provisions of
Article VI, shall be paid to the Indemnified Party within five Business Days following final settlement or adjudication thereof.


                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 Notices, Etc. All notices and other communications provided for hereunder, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth beneath its signature line herein or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective as against the party to whom such notice or communication is addressed on the third Business Day following deposit of such notice in the U.S. mails, or on the next Business Day following delivery by the sender of such notice to an overnight delivery service.

      13.2 Binding Effect; Assignability; Limits on Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective permitted successors and assigns. The Borrower may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lender. Lender may assign any of its rights and obligations under this Agreement without the consent of any other party hereto; provided, however, that any assignment by Lender that conflicts with, requires consent or approval of the Trustee under, or requires affirmative conduct of the Borrower under the terms of the Borrower's $100,000,000 Indenture shall require the prior written consent of Borrower. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided that the rights and remedies with respect to any breach of any representation and warranty made by the Borrower or the Servicer pursuant to
Article IV and the indemnification and payment provisions of Article XII shall be continuing and shall survive any termination of this Agreement.

      13.3 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification under Article XII hereof, the Borrower agrees to pay upon demand all reasonable costs and expenses and taxes (excluding income and similar taxes) incurred by the Lender ("Other Costs") in connection with the administration (including periodic auditing, modification and amendment) of this Agreement, the Related Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, with respect thereto and with respect to advising the Lender as to its rights and remedies under this Agreement, the Related Document and the other agreements executed pursuant hereto. The Borrower further agrees to pay within five Business Days after demand all reasonable costs, counsel fees and expenses in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement, the Related Documents and the other agreements and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 13.3.

            (b) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Related Documents or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            (c) If the Borrower fails to perform any agreement or obligation contained herein, the Lender may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of such party incurred in connection therewith shall be payable by the party which has failed to so perform upon such party's demand therefor.

      13.4  [Reserved]

      13.5 Amendments; Waivers; Consents. No modification, amendment or waiver of or with respect to any provision of this Agreement, the Related Documents or any other agreements, instruments and documents delivered pursuant hereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Borrower and supersede all prior agreements and understandings relating to the subject hereof.

      13.6 GOVERNING LAW; CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.

            (b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      13.7 Execution in Counterparts; Facsimile Signatures; Severability. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall consist as one and the same agreement. Delivery by any party of a facsimile signature shall constitute effective delivery of an original, binding signature hereto. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or libations, or of such provision or obligation shall not in any way be affected or impaired thereby in such jurisdiction and the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not be impaired thereby in any other jurisdiction.

      13.8 Descriptive Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

UNISON HEALTHCARE                         BRITWILL INVESTMENTS COMPANY,
CORPORATION, as Borrower                  LTD., as Lender



By: /s/ Phillip Rollins                   By:__________________________________
    -----------------------------------         Its:___________________________
      Its:EVP/COO                               Address:
      Address:                                  _______________________________
      8800 North Gainey Center Drive            _______________________________
      Suite 245                                 _______________________________
      Scottsdale, Arizona 85258

                                          ELK MEADOWS INVESTMENTS,
                                          L.L.C., as Lender



                                          By:__________________________________
                                                Its:___________________________
                                                Address:
                                                _______________________________
                                                _______________________________
                                                _______________________________

                                                                      Schedule 1


                         Representations and Warranties

Part I:

      (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified (except where such failure to be so qualified would not have a material adverse effect).

      (b) The Borrower has the power and authority, subject to applicable restrictions in its certificate of incorporation, to own and convey all of its properties and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby.

      (c) The execution, delivery and performance by the Borrower of this Agreement, the Related Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Borrower, (ii) do not contravene or cause the Borrower to be in default under (A) the Borrower's certificate of incorporation or by-laws, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Borrower or its property or the Parent or its property, or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Borrower or its property or the Parent or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Borrower or the Parent (other than in favor of the Lender as contemplated hereunder).

      (d) This Agreement and the Related Documents have each been duly executed and delivered by the Borrower.

      (e) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required (i) for the due execution, delivery and performance by the Borrower of this Agreement or any of the Related Documents, (ii) for the perfection of or the exercise by the Lender of any of its rights or remedies hereunder or thereunder, except as may be required by federal law for certain Government Receivables,
(iii) for the grant by the Borrower of the security interests granted under this Agreement, except as may be required by federal law for certain Government Receivables, (iv) for the perfection of or the exercise by the Lender of its rights and remedies provided for in this Agreement, except as may be required by federal law for certain Government Receivables, or (v) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which any of the Collateral is located, in each case other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Lender.

      (f) No transaction contemplated by this Agreement requires compliance with any bulk sales an or similar law.

      (g) This Agreement and each Related Document is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms. Each of the Borrower Assigned Agreements to which the Borrower is a party constitutes its the legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

      (h) The principal place of business and chief executive office of the Borrower, and the office where the Borrower keeps its Records and the original copies of the Borrower Assigned Agreements are located at the address of the Borrower for notices as set forth under the line containing its signature herein, except for its previous offices at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona, and there are currently no, and during the past four months (or such shorter time as the Borrower has been in existence) there have not been, any other locations where the Borrower is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records.

      (i) The Borrower has complied in all respects with all applicable laws, rules regulations, and orders with respect to it, its business and properties and all Collateral.

      (j) The Borrower has filed on a timely basis all tax returns (federal, state and local) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Borrower.

      (k) Each Collateral Value Certificate is accurate in all material respects.

      (l) Each Transferred Receivable is owned by the Borrower free and clear of any Adverse Claim and the Borrower has the right to pledge the same and interests therein, and the interest acquired the Lender therein will be a perfected, first priority and valid security interest in such Transferred Receivable, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording official except such as may have been filed in favor of the Lender as secured party.

      (m) All information heretofore or hereafter furnished by or on behalf of the Borrower to the Lender in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and did not omit to state a material fact necessary to make the statements contained therein not misleading.

                                                                       EXHIBIT A

                     [Form of Collateral Value Certificate]

                          Unison HealthCare Corporation
                Accounts Receivable Collateral Value Certificate


Certificate For the Period to:__________________________________________________
(in dollars)


RECONCILIATION                                                           TOTAL
      Accounts Receivable Per Aging Summary                          $
                                                                      ---------

      Less Ineligibles:
            Accounts Receivable over 120 days from billing date      $
                                                                      ---------
            Credits over 120 days old
            Finance Charges
            Other (Describe if significant)
      Total Ineligibles                                              $
                                                                      ---------

      Total Eligible Receivables                                     $
                                                                      ---------

      Maximum Loan to Value Ratio                                           60%

      Maximum Outstanding Principal Balance                          $
                                                                      =========

The undersigned, the authorized signer of Unison HealthCare Corporation (the "Borrower"), is delivering this Collateral Value Certificate pursuant to the Loan and Security Agreement dated as of April 21, 1997 (as amended, modified, supplemented or restated and in effect from time to time, the "Agreement"). The undersigned hereby certifies to the Lender that the information set forth above in this Collateral Value Certificate is true and correct as of the date set forth above.


                 By:___________________________________________
                 Title:________________________________________


Attach executed Assignment hereto.